EXHIBIT 99.1

[TRAVELERS LOGO]                                  The Travelers Companies, Inc.
                                                  385 Washington Street
                                                  St. Paul, MN   55102-1396
                                                  www.travelers.com

       TRAVELERS CHIEF OPERATING OFFICER BRIAN W. MACLEAN NAMED PRESIDENT


SAINT PAUL, Minn., June 12, 2008 - The Travelers Companies, Inc., (NYSE: TRV)

today announced that Chief Operating Officer Brian W. MacLean, 54, has been promoted from Executive Vice President to President.

       "I am fortunate to work with a tremendous team at Travelers, notable for its substantial breadth and depth of talent," said Jay S. Fishman, Chairman and

Chief Executive Officer. "No one exemplifies this more than Brian, who has been a terrific partner to me and the rest of the senior management group."

      "As an operational and organizational leader, Brian has earned great respect from our employees, directors and shareholders, as well as our agent and broker partners who are so important to our success," said Fishman. "Brian's promotion to President recognizes his tremendous leadership and the important contributions he has made to the success of Travelers."

      "I look forward to continuing to work with Brian to execute our vision for many years to come," said Fishman.

      As President and Chief Operating Officer, MacLean continues his responsibilities for overseeing the Company's business units.

      Travelers is a leading provider of property casualty insurance for auto,

home and business. For more information, visit www.travelers.com.


CONTACTS

Media:
Shane Boyd, 651-310-3846
or Jennifer Wislocki, 860-277-7458
Institutional Investors:
Michael Connelly, 860-277-1507
or  Andrew Hersom, 860-277-0902
Individual Investors:
Marc Parr, 860-277-0779